QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of KKR & Co. L.P. on Form S-1 of:

        Our report dated July 3, 2007 relating to the combined financial statements of the KKR Group as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated July 3, 2007 relating to the statement of financial condition of KKR & Co. L.P. as of June 29, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated July 3, 2007 relating to the statement of financial condition of KKR Management LLC as of June 29, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
July 3, 2007

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM